UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 23, 2024, Stran Loyalty Solutions, LLC, a Nevada limited liability company (the “Stran Loyalty Solutions”), a wholly-owned subsidiary of Stran & Company, Inc., a Nevada corporation (the “Company”), entered into a factoring arrangement with a third party to provide accounts receivable financing to Stran Loyalty Solutions. In connection with the factoring arrangement, the Company provided a secured guarantee of Stran Loyalty Solutions’ obligations under the factoring arrangement. Prior to this arrangement, the Company had been a party to the Revolving Demand Line of Credit Loan Agreement, dated as of November 22, 2021, between the Company and Salem Five Cents Savings Bank, a Massachusetts savings bank (“Salem Five Cents”), as amended by the Commercial Loan Modification Agreement, dated as of February 12, 2024, between the Company and Salem Five Cents (the “Loan Agreement”), and the Revolving Demand Line of Credit Note, dated November 22, 2021, by the Company in favor of Salem Five Cents (the “Demand Note”). The Loan Agreement and the Demand Note provided for a secured revolving loan facility in an aggregate principal amount of up to $7,000,000 (the “Revolving Line of Credit”). In discussions with Salem Five Cents prior to the establishment of the factoring arrangement, Salem Five Cents indicated that it would terminate the Revolving Line of Credit because of a policy which prohibited it from agreeing to subordination of its security interest in the Company’s assets.

Accordingly, on September 9, 2024, Salem Five Cents delivered a letter (the “Termination Letter”) to the Company that stated that, effective August 26, 2024 (the “Termination Date”), Salem Five Cents terminated all obligations under the Loan Agreement and the Demand Note. The Termination Letter further stated that the Loan Agreement and the Demand Note and any related loan documents shall be considered no longer in force or effect. The Company had no funds drawn on the Revolving Line of Credit on the Termination Date.

Except as otherwise disclosed above, there have been no material relationships between the Company, Stran Loyalty Solutions, any of the Company’s or Stran Loyalty Solutions’ affiliates, including any director or officer of the Company or Stran Loyalty Solutions, or any associate of any director or officer of the Company or Stran Loyalty Solutions, and Salem Five Cents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2024	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

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